EXHIBIT 2(b)



                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (the "Agreement") is dated as of January 31, 2002 and is by and among SWWT, INC., a Delaware corporation (the "Company"), and the parties identified in Annex A hereto as stockholders of the Company (each a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

     WHEREAS, the Company, E-Newco, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("E-Newco") and SanVision Technology Inc., a New Jersey corporation ("SVT"), have entered into that certain Second Amended and Restated Agreement and Plan of Merger, dated as of December 18, 2001 (the "Merger Agreement"), pursuant to which E-Newco is being merged with and into SVT, with SVT being the surviving entity and a wholly-owned subsidiary of the Company (the "Merger");

     WHEREAS, the Company, E-Newco and SVT have agreed that entering into a stockholders agreement is a condition precedent to consummating the Merger;

     WHEREAS, each of the Stockholders is, or as a result of the Merger will become, the owner of such Company Securities (as hereinafter defined) as is indicated on Annex A;

     WHEREAS, the Company and the Stockholders wish to enter into this Agreement for the purpose of setting forth certain rights and obligations relating to the ownership of Company Securities and regulating certain other aspects of their relationship hereunder;

     WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interest of the Company that such matters be so regulated; and

     WHEREAS, concurrently with the execution of this Agreement, the Company and the Stockholders are entering into that certain Registration Rights Agreement (as such term is defined in the Merger Agreement) relating to Company Securities of the Stockholders.

     NOW, THEREFORE, with reference to the foregoing recitals, which are by this reference incorporated herein, and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Section 1.1 Definitions. (a) The following terms when used in this Agreement shall have the meanings ascribed thereto:

     "Affiliate" of any Person shall mean any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under direct or indirect common control with, such first Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controls," "controlled by," and "under direct or indirect control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Business Day" shall mean any day on which commercial banks are not authorized or required to be closed in New York City.

     "Common Stock" shall mean the authorized Common Stock, par value $.001 per share of the Company, irrespective of class unless otherwise specified, as constituted on the date hereof, and any stock into which such Common Stock may thereafter be changed, and also shall include stock of the Company of any other class, which is not preferred as to dividends or assets over any class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

     "Company Securities" shall mean Common Stock, any rights, options or warrants to purchase Common Stock, or any securities of any type whatsoever that shall be (or may become) exchangeable for, or exercisable or convertible into, Common Stock.

     "Drag-Along Notice" shall have the meaning set forth in Section 4.1.

     "Drag-Along Notice Date" shall have the meaning set forth in Section 4.2.

     "Drag-Along Right" shall have the meaning set forth in Section 4.1.

     "Drag-Along Sale" shall have the meaning set forth in Section 4.2.

     "Drag-Along Shares" shall have the meaning assigned to such term in Section 4.1.

     "ERV" shall mean East River Ventures II LP.

     "Fair Market Value" shall mean, as of the date of any Drag-Along Sale, the highest price for which all the issued and outstanding shares of Common Stock on a fully diluted basis could be sold in an arm's length transaction to an independent third party, without regard to (i) the lack of liquidity of the Common Stock due to any restrictions or other limitations contained in this Agreement, the Registration Rights Agreement, or otherwise, (ii) any discount for minority interests, or (iii) the time required to obtain regulatory approvals, consents or notifications in connection with such sale, and assuming that, in such arm's length transaction, neither the purchaser would be under any compulsion to purchase nor the seller would be under any compulsion to sell, but taking into account the value of a third party's bona fide offer and the current price of the Common Stock if traded on an exchange or listed on a automated quotation system. The Fair Market Value shall be determined by agreement or appraisal in accordance with the procedures described below.

     Within 10 days after a Drag-Along Notice Date, the holders of a majority of the shares of Common Stock (including all shares issuable upon exercise, conversion or exchange of Company Securities) owned by the Selling Group (the "Majority Selling Holders") and the holders of a majority of the shares of Common Stock (including all shares issuable upon exercise, conversion or exchange of Company Securities) owned by the Non-Selling Stockholders (the "Majority Non-Selling Holders") shall each designate a representative and such representatives will meet and use their best efforts to reach an agreement on the Fair Market Value.

     If the representatives designated by the Majority Selling Holders and the Majority Non-Selling Holders have been unable to reach such agreement within 15 days after the Drag-Along Notice Date, then the Majority Selling Holders and the Majority Non-Selling Holders will use best efforts to agree upon the selection of an independent appraiser experienced in valuing businesses similar to the principal business of the Company and its Subsidiaries within 55 days after the Drag-Along Notice Date. If the Majority Selling Holders and the Majority Non-Selling Holders so select an appraiser, such appraiser will have 15 days after such selection in which to determine the Fair Market Value pursuant to the guidelines set forth in the definition, and its determination thereof will be final and binding on all parties concerned.

     If the Majority Selling Holders and the Majority Non-Selling Holders are unable so to reach an agreement as to an independent appraiser, then the Majority Selling Holders and the Majority Non-Selling Holders will each select one independent appraiser experienced in valuing businesses similar to the principal business of the Company and its Subsidiaries within 20 days after the Drag-Along Notice Date. The Majority Selling Holders and the Majority Non-Selling Holders will each cause the appraiser selected by them to determine independently the Fair Market Value within 15 days after their respective appointments. If either the Majority Selling Holders or the Majority Non-Selling Holders fails to select an appraiser in accordance herewith, the Fair Market Value will be the value determined by the appraiser selected by the Majority Selling Holders or the Majority Non-Selling Holders, as the case may be. If the lower of the two appraised values of such appraisers (the "Low Value") exceeds or is equal to 90% of the higher of the two appraised values (the "High Value"), the Fair Market Value will be the average of the two appraisals. If the Low Value is less than 90% of the High Value, the two appraisers will themselves appoint a third independent appraiser experienced in valuing businesses similar to the principal business of the Company and its Subsidiaries within 5 days after the two appraisals have been rendered. Such third appraiser will have 10 days after its appointment in which to determine independently the Fair Market Value. The Fair Market Value in such case will be the average of the two appraised values which are the closest to each other, but not in any event less than the Low Value or greater than the High Value.

     The Company will provide each independent appraiser with all information about the Company and its Subsidiaries which any such appraiser reasonable deems necessary for determining the Fair Market Value. The expenses of the appraisal process will be paid by the Company.

     "Governmental Authority" shall have the meaning set forth in the Merger Agreement.

     "Joinder Agreement" shall mean the agreement required to be executed by certain transferees of Stockholders pursuant to Section 7.1(b) hereof.

     "MCG" shall mean MCG-SVT LLC, a Delaware limited liability company.

     "New Securities" shall mean any capital stock of the Company (including any Common Stock or preferred stock), all rights, options, or warrants to purchase such capital stock, and any securities of any type whatsoever that shall be (or may become) exchangeable for, or exercisable or convertible into, such capital stock; provided, however, that the term "New Securities" shall not include (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (ii) up to _____ shares of Common Stock issuable upon exercise of options issuable pursuant to the Company's stock option plans, (iii) Common Stock issued in connection with a Qualified Public Offering, (iv) Common Stock issued in connection with an acquisition or merger transaction that has been approved by the Board of Directors, (v) Common Stock issued upon the conversion, exchange or exercise of any preferred stock, warrants, or options outstanding as of the date hereof, or
(vi) capital stock issued in exchange for any of the foregoing.

     "Non-Selling Stockholders" shall mean (i) in the case of a Tag-Along Sale, the Stockholders who are not Selling Stockholders, and (ii) in the case of a Drag-Along Sale, the Stockholders not included in the Selling Group.

     "Notice of Change" shall have the meaning set forth in Section 5.1(e).

     "Offer" shall have the meaning set forth in Section 2.2.

     "Offer Notice" shall have the meaning set forth in Section 5.1(a).

     "Offer Period" shall have the meaning set forth in Section 5.1(b).

     "Offeree" shall have the meaning set forth in Section 5.1(a).

     "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, business or other entity or organization of any kind or Governmental Authority.

     "Proposed Purchaser" shall have the meaning set forth in Section 3.2.

     "Proposed Sale" shall have the meaning set forth in Section 5.1(a).

     "Qualified Public Offering" shall mean a firm underwritten offering or offerings of Common Stock under one or more effective registration statements under the Securities Act such that, after giving effect thereto, (i)(x) at least 10% of the number of shares of Common Stock on a fully diluted basis has been publicly distributed and sold pursuant to such offerings, and (y) such offerings result in aggregate cash proceeds being received by the Company of at least $20,000,000 exclusive of underwriter's discounts and other expenses or (ii) such other public offering or offerings of Common Stock as shall be designated as such by a majority of the Board of Directors.

     "Restricted Securities" shall have the meaning set forth in Rule 144 of the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     "Selling Group" shall mean any combination of Stockholders who own, in the aggregate, at least 85% of the Common Stock at the time outstanding on a fully diluted basis.

     "Selling  Stockholder"  shall  mean,  individually  or  collectively,   any
Stockholder  or  group  of  Stockholders   that  proposes  to  Transfer  Company
Securities in a Tag-Along Sale.

     "Stockholders" shall have the meaning set forth in the Preamble.

     "Subsidiary" or Subsidiaries" shall mean as to any Person, any other Person of which at least 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first Person.

     "SWWT Stockholders" shall mean those Stockholders who were equity holders of the Company immediately prior to the consummation of the Merger.

     "SVT   Stockholders"   shall  mean  Sanjay  Sethi,  Amit  Sarkar,  and  Raj
Janarthanan.

     "Tag-Along Notice" shall have the meaning set forth in Section 3.2.

     "Tag-Along Purchase Offer" shall have the meaning set forth in Section 3.2.

     "Tag-Along Sale" shall have the meaning set forth in Section 3.1.

     "Target Shares" shall have the meaning set forth in Section 3.2.

     "Transfer" shall have the meaning set forth in Section 2.1.

     "VAW" shall mean Vincent A. Wasik.

     (b) References herein to the Common Stock outstanding "on a fully diluted basis" at any time shall mean the number of shares of Common Stock then issued and outstanding, assuming full conversion, exercise, and exchange of all outstanding Company Securities.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER
                            ------------------------

     Section 2.1 General Restriction on Transfer. (a) Subject to Section 2.5, each of the Stockholders agrees that he, she or it will not in any way sell, transfer, pledge, encumber, mortgage, hypothecate, assign, or otherwise dispose of any Company Securities or any right or interest therein, whether voluntarily or involuntarily, or by operation of law (each of the foregoing transactions is hereinafter referred to as a "Transfer"), except that any such Stockholder may effect a Transfer in a transaction otherwise permitted by and in compliance with the terms of this Agreement. Notwithstanding the foregoing, (x) the terms of this Section 2.1 shall not preclude or prevent Sanjay Sethi from pledging or encumbering Company Securities or any right or interest therein, and (y) no Stockholder shall be permitted to Transfer more than 20% of Company
Securitiesheld by such Stockholder as of the date hereof except pursuant to Articles III and IV.

     Section 2.2 Transfer Restriction; First Offer Rights. If any Stockholder desires to dispose of any shares of Company Securities prior to the termination of Section 2.1 or this Section 2.2, such Stockholder shall first deliver to the Company and the other Stockholders a written notice (the "Offer") offering to sell such shares to the other Stockholders and specifying the price and terms upon which the Stockholder proposes to sell. The other Stockholders shall have 20 days after the date of the delivery of such notice to accept such Offer, as they agree, or if they cannot agree, pro rata, by giving written notice of acceptance to the offering Stockholder and the Company. If such Offer is not accepted in full by the other Stockholders prior to the expiration of such 20-day period, the Company may accept the Offer as to those shares not accepted by the other Stockholders. Acceptance by the Company shall be by written notice to the Stockholders within 20 days after the expiration of the Offer to the other Stockholders. If the Offer is accepted as to all shares offered, then as soon as practicable but in any event within 20 days after acceptance is complete, the accepting Stockholders, and the Company, if applicable, shall pay the purchase price to such offering Stockholder against delivery of certificates for the shares of Common Stock, each duly endorsed to the purchaser thereof, or accompanied by a duly executed instrument of transfer to the purchaser thereof. If such Offer is not accepted in full by the Stockholders or the Company prior to the expiration of the applicable 20-day period, the offered shares may not be sold. Notwithstanding the foregoing, the provisions of this Section 2.2 shall not apply to any transfer by any Stockholder pursuant to Section 2.4 nor to any transfer to the Company, which transfers may be made without restriction.

     Section 2.3 Sales by the Company. Anything contained in this Agreement to the contrary notwithstanding, any shares of Company Securities purchased by the Company pursuant to this Agreement, may be reissued or sold by the Company, provided that (a) the Board of Directors shall have approved such reissue or sale as may be required hereunder, (b) any Person who purchases such Common Stock shall agree to be bound by the terms and provisions of this Agreement and execute the Joinder referenced in Section 7.1, and (c) any such reissue or sale shall be made in compliance with all Federal and state securities laws in effect at the time.

     Section 2.4 Permitted Transfers. (a) Notwithstanding the general restriction on Transfers contained in Section 2.1, any Stockholder who is a natural person may transfer any Common Stock (a) by will or intestacy to any member of the family of such Stockholder upon the death of such Stockholder (provided that this exception shall not apply to any subsequent transfers by the transferee of such Common Stock), (b) to a trust created for the benefit of one or more members of the family of such Stockholder or (c) to any other initial Stockholder already a party to this Agreement. For purposes of this Section 2.4, the term "family" shall mean any parents, spouses, descendants (including adopted children) and spouses of descendants.

     (b)  Notwithstanding  the general  restriction  on  Transfers  contained in
Section 2.1, any Stockholder that is a corporation, partnership, limited liability company or other business entity may transfer any Common Stock (i) to a subsidiary or parent of such Stockholder, (ii) to directors, officers or employees of such Stockholder, or (iii) to any other initial Stockholder already a party to this Agreement.

     (c) Any transferee of Common Stock pursuant to this Section 2.4 shall be required to acknowledge in writing, as a condition to such transfer, that such transferee is familiar with the provisions of this Agreement and agrees to be bound thereby and executes a Joinder Agreement referenced in Section 7.1.

     Section 2.5 Termination of Effectiveness of Article. The provisions of Sections 2.1 and 2.2 shall terminate and cease to be applicable immediately following the earlier to occur of (a) a Qualified Public Offering, and (b) the date which is 18 months after the effective date of the Shelf Registration Statement contemplated by the Registration Rights Agreement executed pursuant to the terms of the Merger Agreement; provided, however, that upon the affirmative vote of a majority of the Class A Directors, the Class B Director and the Class C Director (as defined herein), the Company may accelerate or extend the date upon which Sections 2.1 or 2.2 shall terminate; provided, further, that under no circumstances shall such provisions terminate earlier than September 30, 2002.

     Section 2.6 Legend. (a) Each certificate of Company Securities held by any Stockholder representing Restricted Securities shall bear the following legend:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT
COVERING SUCH SECURITIES OR SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY SIMILAR REQUIREMENTS OF ANY APPLICABLE STATE SECURITIES LAW."

     (b) Each certificate of Company Securities held by any Stockholder whether representing Restricted Securities or not shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY __, 2002, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE SECRETARY OF THE COMPANY."

     (c) If any Company Securities becomes eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act, which sale is otherwise permitted by the terms of this Agreement, the Company shall, subject to applicable law and upon the request of any holder of such securities eligible for sale, remove the legend set forth in Section 2.6(a) from the certificates evidencing the shares of any such securities held by such holder. In addition, in connection with any Transfer of shares of any Company Securities pursuant to any public offering registered under the Securities Act or pursuant to Rule 144 (or any similar rule or rules then in effect promulgated under the Securities Act) if such rule is available, the Company shall promptly upon such Transfer deliver new certificates for such securities which do not bear the legend set forth in
Section 2.6(a). In order to remove the legend if requested hereunder, the Company may require such Stockholder to provide the Company with an opinion of counsel, in form and by counsel satisfactory to the Company, that removal of such legend complies with the Securities Act.

     Section 2.7 After-Acquired Securities. If, after the date hereof, any Stockholder acquires additional Company Securities, such securities so acquired shall be subject to all the terms and provisions of this Agreement.

                                  ARTICLE III
                              RIGHT TO JOIN IN SALE
                              ---------------------

     Section 3.1 Tag-Along Rights. (a) Subject to the provisions of Section 3.2 hereof, if at any time any Stockholder or group of Stockholders proposes, in a single transaction or a series of related transactions, to

Transfer Company Securities representing in excess of 30% of the Common Stock outstanding on a fully diluted basis to any Person or group of Persons (including the Company or any of its Subsidiaries), no such Selling Stockholder shall effect such Transfer unless, prior to the consummation thereof, the Non-Selling Stockholders shall have been afforded the opportunity to join in such Transfer as provided in Section 3.2 hereof. Any such proposed Transfer described in the previous sentence is referred to herein as a "Tag-Along Sale."

     Section 3.2 Procedures. No less than 20 days prior to the consummation of any Transfer subject to Section 3.1 hereof, the Selling Stockholders shall provide written notice (the "Tag-Along Notice") of the Tag-Along Sale to each Non-Selling Stockholder and to the Company, which notice shall specify the number of shares proposed to be acquired in the Tag-Along Sale, the consideration per share, the identities of the Person or group of Persons (the "Proposed Purchaser") that proposes to acquire Company Securities in such a Transfer, and all other material terms and conditions of the Tag-Along Sale. The Tag-Along Notice shall also include a written offer from the Proposed Purchasers (the Tag-Along Purchase Offer") to each Non-Selling Stockholder to acquire out of the total number of shares of Common Stock (assuming full conversion, exercise or exchange of all such Company Securities immediately prior to such Tag-Along Sale) proposed to be acquired in the Tag-Along Sale (the "Target Shares") such number of shares equal to the product obtained by multiplying (x) the total number of Target Shares by (y) a fraction, the numerator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon exercise, conversion or exchange of Company Securities) owned by such Non-Selling Stockholders on the date that the Tag-Along Purchase Offer is made and the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon exercise, conversion or exchange of any Company Securities) owned on such date by all the Non-Selling
Stockholders and the Selling Stockholders on such date. Such offer by the Proposed Purchaser shall be made at the same price and on the same terms and conditions as the offer by the Proposed Purchaser to the Selling Stockholders. Each Non-Selling Stockholder shall have 15 days from its receipt of the Tag-Along Notice and Tag-Along Purchase Offer in which to accept the Tag-Along Purchase Offer.

                                   ARTICLE IV
                                DRAG-ALONG RIGHTS
                                -----------------

     Section 4.1 Drag-Along Rights. Without limiting the right of any Non-Selling Stockholder to exercise its rights under Article III hereof in respect of a Tag-Along Sale, in the event that a Selling Group proposes to enter into a Drag-Along Sale, the Selling Group shall have the right (the "Drag-Along Right"), exercisable by delivery of 20 day's prior written notice to the Non-Selling Stockholders (the "Drag-Along Notice"), to compel each of the Non-Selling Stockholders to sell all, but not less than all, of their Company Securities (the "Drag-Along Shares"), on the same terms and for the same price as are being offered in such Drag-Along Sale. The Drag-Along Notice shall specify the terms of the Drag-Along Sale, including the consideration per share to be paid, the identities of the proposed acquirer(s), the calculation of the Fair Market Value (subject to Section 4.2 below), the anticipated closing date and all other material terms and conditions.

     Section 4.2 Drag-Along Sale. The term "Drag-Along Sale" shall mean a transaction that meets all of the following requirements: (i) a proposed sale, transfer or other disposition of 100% of the Company Securities outstanding by way of merger, consolidation or otherwise, (ii) to a Person or group of Persons, in a single or related series of transactions, who are not individually or collectively Affiliates of the Company or any Stockholder, and (iii) at an aggregate purchase price (net of transaction expenses and of liabilities of the Company and its Subsidiaries required to be paid from the proceeds of such purchase price) that is not less than Fair Market Value as of the date of the receipt of such written notice by the Non-Selling Stockholders (the "Drag-Along Notice Date"); provided, however, that if the members of the Selling Group own, in the aggregate, at least 85% of the Common Stock at the time outstanding on a fully diluted basis, the proposed transaction shall be deemed for purposes of this Section 4.2 to have an aggregate purchase price not less than Fair Market Value. The purchase from and sale by the Non-Selling Stockholders of the Drag-Along Shares shall be consummated simultaneously with the consummation of, and shall be on the same terms and for the same price as, the Drag-Along Sale, and the Selling Group shall give the Non-Selling Stockholders at least 20 days written prior notice of the date of the Drag-Along Sale.

                                   ARTICLE V
                                PREEMPTIVE RIGHTS
                                -----------------

     Section 5.1 Preemptive Rights. (a) If, at any time on or after the date hereof and prior to the consummation of a Qualified Public Offering, the Company shall propose to sell or issue any New Securities to any Person (a "Proposed Sale"), then the Company shall, at least 30 days prior to the Proposed Sale, give each Stockholder (an "Offeree") a notice (the "Offer Notice") of the Proposed Sale (it being understood that the Offer Notice also shall contain full particulars of the Proposed Sale, including the identity of the proposed beneficial and record owners of the New Securities and the purchase price per New Security).

     (b) In the Offer Notice, the Company shall offer to each Offeree, subject to consummation of the Proposed Sale, for 15 Business Days commencing on the date of receipt by such Offeree of the Offer Notice (the "Offer Period"), the opportunity to purchase from the Company on the same terms and conditions as the Proposed Sale as specified in the Offer Notice up to that number of the New Securities equal to the product of (i) the quotient determined by dividing the number of shares of Common Stock held by such Offeree (assuming full conversion, exercise and exchange of all Company Securities owned by it) by the number of shares of Common Stock outstanding on a fully diluted basis, and (ii) the number of New Securities to be sold or issued in the Proposed Sale.

     (c) If any Offeree elects to accept the offer to purchase any New Securities pursuant to paragraph (b) above, the purchase price and material terms for the New Securities shall be the same purchase price per share and material terms of such New Securities as are issued under the Proposed Sale.

     (d) If any Offeree elects to accept the offer to purchase any New Securities, such Offeree shall: (i) so signify within the Offer Period by notice to the Company, which notice shall indicate the number of the New Securities that such Offeree elects to purchase, and (ii) deliver the purchase price to the Company on the date of the Proposed Sale.

     (e) If the number of New Securities proposed to be sold or issued in the Proposed Sale is increased or any of the price, terms or conditions is changed in a manner more favorable to the proposed purchaser under the Proposed Sale, then, whether or not such Offeree previously has accepted the offer to purchase contained in the Offer Notice, the Company shall notify each Offeree of any such change (a "Notice of Change"). Each Offeree thereupon shall have the later of
(A) 10 Business Days after receipt of such Notice of Change and (B) 15 Business Days after receipt of the original Offer Notice within which to accept the initial offer as so changed. Any New Securities so offered that are not purchased by the Offerees pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the Offer Notice, at any time within one hundred twenty (120) days following the termination of the above-referenced fifteen (15)-business day period.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 6.1 Corporate Stockholders' Representations and Warranties. (i) The Company represents and warrants to the Stockholders, and (ii) the Stockholders (other than the individual Stockholders) represent and warrant, severally and not jointly, to the Company and the other Stockholders, in each case as to itself, that:

     (a) Organization and Corporate Power. Such corporation or other legal entity is a corporation or legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization.

     (b) No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof by such corporation or legal entity will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws of such corporation or other organizational documents, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority binding on such corporation or legal entity, or any agreement or instrument to which such corporation is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument.

     (c) Corporate Action. Such corporation or legal entity has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by such corporate or legal entity of this Agreement have been duly authorized by all necessary action (including all stockholder or comparable action) on the part of such party; and this Agreement has been duly executed and delivered by such corporation or legal entity and constitutes the legal, valid and binding obligation of such corporation or legal entity, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights in general and subject to general principles of equity.

     (d) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such corporation or legal entity of this Agreement or for the validity or enforceability hereof.

     Section 6.2 Individual Stockholders' Representations and Warranties. Each of the individual Stockholders represents and warrants to the Company and the other Stockholders, as to himself or herself, that:

     (a) Legal Capacity and Authority. Each such individual has full legal capacity and authority to execute, deliver and perform such individual's obligations under this Agreement, and this Agreement has been duly executed and delivered by such individual and constitutes a legal, valid and binding obligation of such individual, enforceable against such individual in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights in general and subject to general principles of equity.

     (b) No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof by such individual Stockholder will conflict with or result in a breach of any applicable law or regulation, or any order, writ, binding on such individual, or any agreement or instrument to which such individual is a party or by which it is bound or to which he or she is subject or constitute a default under any such agreement or instrument.

     (c) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such individual of this Agreement.

                                  ARTICLE VII
                              ADDITIONAL COVENANTS
                              --------------------

     Section 7.1 Stockholder Covenants. (a) The Selling Stockholder shall use commercially reasonable efforts to obtain the agreement of the Proposed Purchaser to the participation of each Non-Selling Stockholder in any Tag-Along Sale in accordance with and to the extent provided in Article III, and the Selling

Stockholder shall not Transfer any Company Securities to a Proposed Purchaser in such a transaction if any such transferee declines to allow such participation by such Non-Selling Stockholders.

     (b) Without limiting the provisions of Section 7.1(a), with the exception of Transfers pursuant to the drag-along provisions of Article IV, no Stockholder shall Transfer any Company Securities to any transferee that has not signed and delivered to the Company a Joinder Agreement substantially in the form of Schedule A hereto.

     Section 7.2 Company Covenants. (a) The Company will not deliver a certificate evidencing any Company Security being sold in a transaction (i) requiring that a Tag-Along Purchase Offer be made unless the Proposed Purchaser shall have in fact made a Tag-Along Purchase Offer in accordance with the provisions of Section 3.2 hereof, (ii) requiring that any transferee of a Stockholder execute a Joinder Agreement unless such transferee shall have in fact executed and delivered to the Company the appropriate Joinder Agreement as provided in Section 7.1 (b) hereof.

                                  ARTICLE VIII
                  ORGANIZATIONAL MATTERS; CORPORATE GOVERNANCE
                  --------------------------------------------

     Section 8.1 Board of Directors. (a) The Stockholders hereby agree that, from and after the Effective Time (as such term is defined in the Merger Agreement), the Board of Directors shall consist of seven (7) directors, which directors shall be designated and elected as follows: (i) the SVT Stockholders shall have the right to designate and submit to the stockholders or the Board of Directors, as applicable, for election five of such directors (the "Class A Directors"); (ii) ERV shall have the right to designate and submit to the stockholders or the Board of Directors, as applicable, for election one of such directors (the "Class B Director"); and (iii) MCG shall have the right to designate and submit to the stockholders or the Board of Directors, as applicable, for election one of such directors (the "Class C Director"). The initial Class A Directors shall be Sanjay Sethi, Amit Sarkar, and Raj Janarthanan; the initial Class B Director shall be Walter Carozza; the initial Class C Director shall be VAW; and the remainder of the Class A Directors shall be designated and elected after the Effective Time.

     (b) Each Stockholder hereby agrees that, during the term of this Agreement, he, she or it each shall take all such actions to effect the election at any regular or special meeting of Stockholders called for the purpose of electing directors of the Company, or in any written consent in lieu of such a meeting, of the designees duly designated by the parties referenced in Section 8.1(a), including, but not limited to, the voting of all of their stock for such purpose. Notwithstanding any other provision of the Agreement to the contrary, the Company and the Board of Directors of the Company hereby agrees to take any and all such actions required, permitted, or necessary to cause such designees to be elected or appointed to the Board of Directors, including calling, or causing the appropriate officers or directors of the Company to call, a regular or special meeting of stockholders of the Company to ensure the election to or removal from the Board of Directors of any person or persons so designated to be so elected or to be so removed therefrom in accordance with the terms of this Agreement and soliciting proxies in favor of the election of such person.

     (c) If a Class A Director, Class B Director or Class C Director shall die, resign or be removed prior to the expiration of his term as a director, the party or parties that had the right to designate and have elected such director shall promptly elect a replacement director, and the Stockholders shall effect the election to the Board of Directors of such replacement designee to fill the unexpired term of the director whom such new designee is replacing. The rights of the SVT Stockholders, MCG and ERV hereunder to designate and elect directors are not assignable.

     (d) The Stockholders hereby agree that, at any regular or special meeting called for the purpose of removing directors of the Board of Directors, or in any written consent executed in lieu of such a meeting of Stockholders (i)(A) the SVT Stockholders shall have the right to remove any Class A Director with or without cause, (B) ERV shall have the right to remove a Class B Director with or without cause; and (C) MCG shall have the right to remove a Class C Director with or without cause; and (ii) none of the SVT Stockholders, MCG or ERV shall have any right to remove or cause to be removed any director designated by any such other party, except that any director may be removed (x) by the affirmative vote of at least a majority of the other directors of the Board of Directors, but only for cause, or (y) by the affirmative vote of all the other directors (not just a quorum) of the Board of Directors. For the purposes of this Section 8.1(d), the term "cause" shall mean the commission by a director of an act of fraud or embezzlement against the Company or any of its Subsidiaries, or a conviction of a felony (or a guilty plea or a plea of nolo contendere related thereto). Each Stockholder agrees to vote all of his, her or its shares of Company securities having voting power (and any other shares over which he, she or it exercises voting control) for the removal of any Director upon the request of the party nominating such Director and for the election to the Board of Directors of a substitute nominated by such party in accordance with the provisions of Section 8.1(a) hereof.

     (e) The Stockholders agree that in the event that the size of the Board of Directors shall be increased at any time, the parties referenced in Section 8.1 shall have the right to at least proportionate representation on the Board of Directors following such increase based on the composition of the Board of Directors as between such parties immediately prior to such increase; provided, however, that in no event shall the Board of Directors consist of more than eleven directors.

     (f) The Company hereby agrees that, from and after the Effective Time, and subject to this Section 8.1, the Company shall cause (i) each person designated by the parties referenced in this Section 8.1 to be included (consistent with applicable law and the Restated Certificate of Incorporation and Bylaws) in the group of nominees who are recommended for election as directors by the Company to the stockholders following the date on which such person is so designated by such party, and at each succeeding meeting of stockholders of the Company when directors are to be elected, and (ii) at a special meeting of the Board of Directors held as soon as practicable after the creation of any vacancy as a result of the death, resignation or removal of Director, the appointment of such person as is designated by such party to fill any such vacancy if a special meeting is required to effect such appointment.

     (g) Neither the Company nor any Stockholder shall and neither shall permit its Affiliates to, solicit proxies (as such terms are used in the proxy rules of the Securities and Exchange Commission) of the stockholders of the Company to vote against any of the designees so designated in accordance with Section 8.1 or for the approval of any stockholder or other proposals that are inconsistent with the rights afforded the parties pursuant to this Agreement.

     (h) In addition to any compensation to which the members of the Board of Directors may be entitled, the Company shall reimburse each Director for the reasonable out-of-pocket expenses incurred by such Director. In addition, the Company shall obtain and maintain at all times during which this Agreement remains in effect, at the cost and expense of the Company, director liability insurance policies covering each member of the Board of Directors.

     Section 8.2 Committees. Subject to any law or stock exchange rule prohibiting committee membership by Affiliates of the Company, each of the parties referenced in Section 8.1 shall be entitled to at least proportionate representation (and in any event not less than one) on any committee of the Board of Directors based on the composition of the Board of Directors.

     Section 8.3 Voting Matters. (A) In addition to any vote or consent of the Board of Directors or its stockholders required by law or the Restated Certificate of Incorporation, the affirmative vote of either the Class B Director and the Class C Director, which affirmative vote shall not be unreasonably or improperly withheld by such directors, shall be necessary for authorizing, effecting or validating any of the following actions; provided, however, that such necessary approval shall not relieve any such director from his or her fiduciary duties to the Company:

     (a) the Company or any Subsidiary (A) increasing or decreasing the authorized capital, including the splitting, combination, or subdivision of any capital stock, (B) creating or authorizing any class of capital stock, (C) issuing any additional shares of capital stock or rights to acquire capital stock, or (D) repurchasing or redeeming any shares of capital stock, or (E) declaring or paying any dividend in respect of such capital stock, whether such dividend is payable in cash, shares of capital stock or other property;

     (b) the hiring by the Company or any Subsidiary of the Company of any Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or Chief Technology Officer or the entering into of any new or amendment of any existing employment or severance agreement or any change of control agreement with any such party;

     (c) (A) the sale, lease, transfer or other conveyance (including pledging or allowing a lien to exist), or permitting any Subsidiary to sell, lease, transfer or otherwise convey (including pledging or allowing a lien to exist), in a single transaction or related series of transactions, all or substantially all assets of the consolidated assets of the Company and its Subsidiaries, (B) the consolidation or merger with, or permitting any Subsidiary to consolidate or merge with, any Person, or (C) the taking or instituting of any proceedings relating to bankruptcy, or the dissolution, liquidation or winding-up of the Company or permitting any Subsidiary to take or institute any proceedings relating to bankruptcy, or dissolving, liquidating or winding-up such Subsidiary;

     (d) the entering into by the Company, or the Company permitting any Subsidiary to enter into, any material transaction with any of their officers, directors or Affiliates, except transactions (x) entered into in the ordinary course of business in good faith, (y) on fair and reasonable terms no less favorable to the Company or its Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate and (z) the terms of which have been previously disclosed to the Class B Director;

     (e) the acquisition of, or permitting any Subsidiary to acquire, in one transaction or a series of related transactions, and by means of merger, consolidation, or otherwise, any capital stock, other equity interest (with economic, voting, or other beneficial interests) or assets of, or any direct or indirect ownership of, any Person or the making of any investments, loans, advances or extensions of credit to any Person, or the creation of any Subsidiary in which the Company has an economic interest;

     (f) except as expressly contemplated by this Agreement, amending the Restated Certificate of Incorporation, or the Company's Bylaws, or filing any resolution of the Board of Directors with the Secretary of State of the State of Delaware containing any provisions that would, adversely affect or otherwise impair the rights of the holders of the Common Stock or would be inconsistent with the provisions of this Agreement;

     (g) directly or indirectly borrow or incur or agree to borrow or incur any indebtedness or liability for borrowed money or guarantee such indebtedness or enter into any agreement to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any Person or make or commit to make any loans, advances or capital contributions to, or investments in, any Person or to any other Person, or refinance or restructure any existing loan; provided, however, that this clause (vii) shall exclude (i) the incurrence of trade indebtedness or contingent liabilities in the ordinary course of business, and (ii) the making of bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of business and consistent with past practice;

     (h) the entering into, or permitting of any Subsidiary to enter into, any agreement to do or effect any of the foregoing.

     (B) Effective upon the Closing of the Merger Agreement, Sanjay Sethi will be appointed President and Chief Executive Officer of the Company and Amit Sarkar will be appointed Chief Operating Officer of the Company. Promptly after the Closing of the Merger, the Company will commence a search process to identify candidates for the positions of Chief Financial Officer and Chief Technology Officer of the Company.

     Section 8.4 Board Meetings. The Board shall hold, during the term of this Agreement, regularly scheduled, in-person meetings no less frequently than six times per year.

     Section 8.5 Certificate of Incorporation; Bylaws. After the date hereof, the Company and the Stockholders shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Effective Time that the Restated Certificate of Incorporation and Bylaws of the Company are not inconsistent with the provisions of this Agreement or the transactions contemplated hereby, including the provisions of this Article VIII.

     Section 8.6 Miscellaneous. To effectuate the provisions of this Article VIII, each Stockholder hereby agrees that when any action or vote is required to be taken by such Stockholder, such Stockholder shall use his or her best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings to effectuate such stockholder action. The Company shall provide to each party entitled to designate directors hereunder prior written notice of any intended mailing of notice to stockholders for a meeting at which action regarding directors is to be taken, and any party entitled to designate directors pursuant hereto shall notify the Company in writing, prior to such mailing, of the person(s) designated by it or them as its or their nominee(s) for election as director(s). If any party entitled to designate directors hereunder fails to give notice to the Company as provided above, it shall be deemed that the designee of such party then serving as director shall be its designee for reelection.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

     Section 9.1 Duration of Agreement. Subject to Section 2.5, the rights and obligations of the Company and each Stockholder under this Agreement shall terminate on the earliest to occur of the following: (a) the bankruptcy or dissolution of the Company, (b) in connection with and immediately prior to the consummation of a merger, consolidation, reorganization or other business combination of the Company which results in the transfer of more than 50% of the voting securities of the Company or the sale of all or substantially all of the assets of the Company, (c) any single Stockholder becoming the owner of all the Common Stock, or (d) the tenth anniversary hereof.

     Section 9.2 Assignment. Except for the transfers permitted by Sections 2.1 through 2.4, this Agreement shall not be assigned by the Company or any Stockholder by operation of law or otherwise without the prior written consent of the other parties; provided, however, that the transfers permitted by Sections 2.1 through 2.4 shall not be precluded by this Section 9.2.

     Section 9.3 Specific Performance, Etc. The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Restated Certificate of Incorporation, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Stockholder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware without giving effect to the conflict of laws provisions thereof.

     Section 9.5 Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement. The words "herein," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole and not to individual paragraphs, subparagraphs, sections or subsections hereof.

     Section 9.6 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, or by overnight delivery service. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or overnight mail or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:

     (a) If to the Company to:

         SVT, Inc.
         59 John Street, 3rd Floor
         New York, New York  10038
         Attention:  Sanjay Sethi
         Telecopy:  (212) 571-3588

         with a copy (which shall not constitute notice) to:

         Carter, Ledyard & Milburn
         2 Wall Street
         New York, NY  10005
         Attention: Peter Flagel

     (b) If to any Stockholder, to the address indicated on Annex A.

     Any party may change its address for notice by written notice to the other parties in accordance with this provision.

     Section 9.7 Inspection and Compliance With Law. Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.

     Section 9.8 Amendments and Waivers. This Agreement may not be amended, and no provision hereof may be waived, orally. This Agreement may be amended, and the taking of any act required hereunder may be waived, by the prior written consent of the Company and Stockholders holding 80% or more of the shares of Common Stock held by all Stockholders at the time; provided, however, that any amendment or waiver of this Section 9.8 shall require the prior written consent of the Company and each Stockholder at the time such amendment or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     Section 9.9 Transfer Void. Any Transfer of any security of the Company in violation of the terms of this Agreement shall be null and void and the Company covenants and agrees that it will not register or otherwise recognize a Transfer (whether for the purposes of shareholder voting or in connection with the distribution of dividends or other corporate assets, or for any other purpose) of any Company Securities that it has reason to believe was effected in violation of this Agreement.

     Section 9.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     Section 9.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

     Section 9.12 Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased, juvenile or incapacitated Stockholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Stockholder under the terms of this Agreement.

     Section 9.13 Confidentiality. Each of the Stockholders hereby agrees that he, she or it shall hold in confidence all financial, business and other confidential information that he, she or it obtains from the Company (excluding information which is a matter of general public data or knowledge which has heretofore been or is hereafter published for public distribution or filed with any Governmental Authority, in each case other than in violation of this Section 9.13), and will not disclose such information to others without the prior written consent of the Company, except as may be required by law and then only after having notified the Company of the planned disclosure.

     Section 9.14 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

     Section 9.15 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original and all of which when taken together shall be deemed to constitute one and the same agreement.

     Section 9.16 No Other Agreements. Each Stockholder represents that it has not granted and is not a party to any proxy, voting, voting trust, or other agreement that is inconsistent with or in any way conflicts with the provisions of this Agreement, and no holder of Securities shall grant any proxy or become party to any such other agreement that is inconsistent with or conflicts with the provisions of this Agreement.

     Section 9.17 Indemnification. (a) ERV hereby agrees to indemnify, defend and hold harmless the SVT Stockholders and the Company from and against all claims, demands, suits, liabilities, losses, damages and proceedings (collectively, "Claims") arising from the existence on the Closing Date of any outstanding shares of capital stock, options, warrants or convertible securities of the Company not fully disclosed in the Certificates delivered at Closing pursuant to Section 6.3(o) of the Merger Agreement; provided, that the liability of ERV under this Section 9.17(a) shall be limited to an amount equal to the fair market value of the common stock of the Company held by ERV as of the Closing Date; provided, further, that the provisions of this Section 9.17(a) shall terminate on the first anniversary of the date hereof;

     (b) The Company hereby agrees to indemnify, defend and hold harmless the SWWT Stockholders from and against all Claims arising from the existence on the Closing Date of any outstanding shares of capital stock, options, warrants or convertible securities of SVT not fully disclosed in the Certificates delivered at Closing pursuant to Section 6.2(e) of the Merger Agreement; provided, that the provisions of this Section 9.17(b) shall terminate on the first anniversary of the date hereof.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  SWWT, INC.



                                  By: /s/ Walter A. Carrozza
                                      ----------------------
                                      Name:   Walter Carrozza
                                      Title:  President


                                  SANJAY SETHI


                                  /s/ Sanjay Sethi
                                  ----------------
                                  Sanjay Sethi


                                  RAJ JANARTHANAN


                                  /s/ Raj Janarthanan
                                  -------------------
                                  Raj Janarthanan


                                  JOHN A. SCHNEIDER


                                  /s/ John A. Schneider
                                  ---------------------
                                  John A. Schneider

                                  ANDREW K. BOSZHARDT JR.


                                  /s/ Andrew K. Boszhardt, Jr.
                                  ----------------------------
                                  Andrew K Boszhardt, Jr.


                                  ANTHONY SCARAMUCCI


                                  /s/ Anthony Scaramucci
                                  ----------------------
                                  Anthony Scaramucci


                                  EAST RIVER VENTURES II, L.P.


                                  By: /s/Walter A. Carrozza
                                      ---------------------
                                      Name:  Walter A. Carrozza
                                      Title:  Manager


                                  ERV ASSOCIATES II, LLC


                                  By: /s/ Walter A. Carrozza
                                      ----------------------
                                      Name:  Walter A. Carrozza
                                      Title:  Manager


                                  CJM Associates, LLC


                                  By: /s/ Vincent A. Wasik
                                     ---------------------
                                     Name:  Vincent A. Wasik
                                     Title: Manager


                                  MSD VENTURES, L.P.


                                  By: /s/ Marc R. Lisker
                                      ------------------
                                      Name:  Marc R. Lisker
                                      Title:  General Counsel


                                  VBM EQUITIES, LLC


                                  By: /s/ J. Douglas Smith
                                      --------------------
                                      Name:  J. Douglas Smith
                                      Title: Manager

                                  HUIZENGA INVESTMENTS
                                    LIMITED PARTNERS


                                  By: /s/Cris V. Brandon
                                      ------------------
                                      Name:  Cris V. Brandon
                                      Title:  Vice President


                                  MCG-SVT, LLC


                                  By:  /s/ Vincent A. Wasik
                                       --------------------
                                       Name:  Vincent A. Wasik
                                       Title: Manager


                                  FUNDUS INC.


                                  By: /s/ Raj Janarthanan
                                      -------------------
                                      Name: Raj Janarthanan
                                      Title:  President


                                  JNA Holdings Ltd.


                                  By:  /s/ Sheila Christopherson
                                       ------------------------------
                                       Name:   Sheila Christopherson
                                       Title:   Authorized Signatory



                                  GREGORY MOSHER


                                  /s/ Gregory Mosher
                                  ------------------
                                  Gregory Mosher

                                     ANNEX A

Name/Address
------------

(a)      Sanjay Sethi

         Amit Sarkar
         Raj Janarthanan
         SVT, Inc.
         59 John Street
         3rd. Floor
         New York, NY 10038
         Attention:  Sanjay Sethi
         Telecopy: (212) 571-3588

(b)      Oscar Capital Management,LLC

         Address
         666 Fifth Ave.
         34th. Floor
         New York, NY 10103
         Attention:  Anthony Scaramucci
         Telecopy: (212) 484-1000

(c)      Andrew K. Boszhardt, Jr.

         Address
         Oscar Capital Management
         666 Fifth Ave.
         34th. Floor
         New York, NY 10103
         Attention:  Andrew Boszhardt, Jr.
         Telecopy: (212) 484-1000

(d)      Anthony Scaramucci

         Address
         Oscar Capital Management
         666 Fifth Ave.
         34th. Floor
         New York, NY 10103
         Attention:  Anthony Scaramucci
         Telecopy: (212) 484-1000

(e)      East River Ventures II, L.P.

         Address
         East River Ventures
         645 Madison Ave.
         22nd. Floor
         New York, NY 10022
         Attention:  Walter Carozza
         Telecopy: (212) 644-5498

(f)      ERV Associates II, LLC

         Address
         East River Ventures
         645 Madison Ave.
         22nd. Floor
         New York, NY 10022
         Attention:  Walter Carozza
         Telecopy: (212) 644-5498

(g)      CJM Associates, LLC

         Address
         New Economy Group, LLC
         One Morningside Drive North
         Suite 200
         Westport, CT 06880
         Attention:  Vincent Wasik
         Telecopy: (203) 226-8011

(h)      MSD Ventures, L.P.

          Address

          MSD Capital, LP
          780 Third Avenue
          43rd. Floor
          New York, NY 10017-2024


(i)      VBM Equities, LLC

         Address
         310 South Street
         Morristown, NJ  07960
         Attention:  Doug Smith

(j)      Huizenga Investments Limited Partners

         Address
         c/o Chris Branden
         450 E. Las Olas Blvd.
         Suite 1200
         Ft. Lauderdale, FL  33301


(k)      MCG-SVT, LLC

         Address
         New Economy Group, LLC
         One Morningside Drive North
         Suite 200
         Westport, CT 06880
         Attention:  Vincent Wasik
         Telecopy: (203) 226-8011

(l)      Fundus Inc.

         Address
         Caledonian House
         GeorgeTown
         Grand Cayman, Cayman Islands

(m)      JNA Holdings Ltd.

         Address
         17 Gr. Xenopoulou Street
         P.O. Box 54425
         3724 Limassol, Cyprus

(n)      John A. Schneider

         Address
         c/o Allen & Co.
         711 5th Avenue, 9th Floor
         New York, NY  10022

(o)      Gregory Mosher

         Address

                                                                   Schedule A to
                                                          Stockholders Agreement

                                JOINDER AGREEMENT

     JOINDER AGREEMENT, dated the date set forth below, by the transferee named below (the "Transferee") of certain securities described below of SWWT, Inc., a Delaware corporation (the "Company").

          (A) Reference is made to that certain Stockholders Agreement, dated as of ________ ____, 2002 (the "Stockholders Agreement"), among the Company and certain of its stockholders. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Stockholders Agreement.

          (B) Section 7.1(b) of the Stockholders Agreement requires that certain transferees of Company Securities execute and deliver to the Company a Joinder Agreement substantially in the form hereof as a condition to the transfer of such Company Securities by an Stockholder to such transferees.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Transferee agrees that:

          (C) The undersigned is a transferee of Company Securities transferred by the Stockholder named below in accordance with the terms of the Stockholders Agreement and acknowledges receipt of a copy of the Stockholder Agreement.

          (D) The undersigned accepts the transfer of Company Securities described herein, makes the representations, warranties and covenants made by Stockholders in the Stockholders Agreement and agrees to be a Stockholder for all purposes of the Stockholders Agreement with respect to such Company Securities, entitled to the rights and benefits and subject to the duties and obligations of a Stockholder thereunder, as fully as if the undersigned had been an original signatory thereto in such capacity.

     IN WITNESS WHEREOF, the Transferee has signed this Joinder Agreement on the date set forth below

                                              [TRANSFEREE]

Date:  ___________ __, 200_                   _______________________________

                                              Description of transferred
                                              securities and name of transferor:

                                              _______________________________
                                              _______________________________
                                              _______________________________
                                              _______________________________